UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2016

FLUOROPHARMA MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-151381	20-8325616
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

8 Hillside Avenue, Suite 108 Montclair NJ	07042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 744-1565

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On June 3, 2016, FluoroPharma Medical, Inc. (the “Company”) entered into two exclusive license agreements with Sinotau USA, Inc., a wholly-owned subsidiary of Hainan Sinotau Pharmaceutical Co., Ltd. (“Sinotau”), a pharmaceutical organization with a broad China focus in key therapeutic areas. With these agreements, Sinotau is responsible for developing and commercializing FluoroPharma’s proprietary cardiac PET imaging assets, CardioPET and BFPET, in China and Canada. The agents address different aspects of cardiovascular disease. In exchange, FluoroPharma expects to earn revenue based on unit sales to Sinotau and a royalty based on Sinotau’s sales of the products, in addition to a $550,000 upfront payment and up to $1.4 million in additional development milestone payments. CardioPET, the company’s lead asset, having completed enrollment in a Europe-based Phase II study, is a unique long-chain fatty acid analog that targets the heart’s primary energy source.  BFPET, entering Phase II studies in the US, is a marker of mitochondrial membrane integrity and can be used to evaluate myocardial perfusion.

Copies of the license agreements are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and the description thereof contained in this Current Report on Form 8-K is qualified in its entirety by reference to such exhibits.  A copy of the press release announcing the new relationship is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	License Agreement dated as of June 3, 2016 between the Company and Sinotau USA, Inc. (CardioPET license)
10.2	License Agreement dated as of June 3, 2016 between the Company and Sinotau USA, Inc. (BFPET License)
99.1	Press Release dated June 6, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUOROPHARMA MEDICAL, INC.

Date: June 9, 2016	By:	/s/ Thomas H. Tulip
	Name:	Thomas H. Tulip
	Title:	President and CEO

EXHIBIT INDEX

Exhibit No.	Description
10.1	License Agreement dated as of June 3, 2016 between the Company and Sinotau USA, Inc. (CardioPET license)
10.2	License Agreement dated as of June 3, 2016 between the Company and Sinotau USA, Inc. (BFPET License)
99.1	Press Release dated June 6, 2016